Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Fourth-Quarter and Full-Year 2024 Financial Results

News Summary
▪Fourth-quarter revenue was $14.3 billion, down 7% year-over-year (YoY). Full-year revenue was $53.1 billion, down 2% YoY.
▪Fourth-quarter earnings per share (EPS) attributable to Intel was $(0.03); non-GAAP EPS attributable to Intel was $0.13. Full-year EPS attributable to Intel was $(4.38); non-GAAP EPS attributable to Intel was $(0.13).
▪Forecasting first-quarter 2025 revenue of $11.7 billion to $12.7 billion; expecting first-quarter EPS attributable to Intel of $(0.27) and non-GAAP EPS attributable to Intel of $0.00.

SANTA CLARA, Calif., Jan. 30, 2025 – Intel Corporation today reported fourth-quarter and full-year 2024 financial results.

“The fourth quarter was a positive step forward as we delivered revenue, gross margin and EPS above our guidance,” said Michelle Johnston Holthaus, interim co-CEO of Intel and CEO of Intel Products. “Our renewed focus on strengthening and simplifying our product portfolio, combined with continued progress on our process roadmap, is positioning us to better serve the needs of our customers. Dave and I are taking actions to enhance our competitive position and create shareholder value.”

“The cost reduction plan we announced last year to improve the trajectory of the company is having an impact,” said David Zinsner, interim co-CEO and chief financial officer of Intel. “We are fostering a culture of efficiency across the business while driving toward greater returns on our invested capital and improved profitability. Our Q1 outlook reflects seasonal weakness magnified by macro uncertainties, further inventory digestion and competitive dynamics. We will remain highly focused on execution to build on our progress and unlock value.”

Q4 2024 Financial Results

	GAAP			Non-GAAP
	Q4 2024	Q4 2023	vs. Q4 2023	Q4 2024	Q4 2023	vs. Q4 2023
Revenue ($B)	$14.3	$15.4	down 7%
Gross margin	39.2%	45.7%	down 6.5 ppts	42.1%	48.8%	down 6.7 ppts
R&D and MG&A ($B)	$5.1	$5.6	down 9%	$4.6	$4.9	down 6%
Operating margin (loss)	2.9%	16.8%	down 13.9 ppts	9.6%	16.7%	down 7.1 ppts
Tax rate	125.5%	4.6%	up 120.9 ppts	13.0%	13.0%	—
Net income (loss) attributable to Intel ($B)	$(0.1)	$2.7	down 105%	$0.6	$2.3	down 75%
Earnings (loss) per share attributable to Intel—diluted	$(0.03)	$0.63	down 105%	$0.13	$0.54	down 76%
In the fourth quarter, the company generated $3.2 billion in cash from operations.

Full reconciliations between GAAP and non-GAAP measures are provided below.

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Full-Year 2024 Financial Results

	GAAP			Non-GAAP
	2024	2023	vs. 2023	2024	2023	vs. 2023
Revenue ($B)	$53.1	$54.2	down 2%
Gross margin	32.7%	40.0%	down 7.3 ppts	36.0%	43.6%	down 7.6 ppts
R&D and MG&A ($B)	$22.1	$21.7	up 2%	$19.4	$19.0	up 2%
Operating margin (loss)	(22.0)%	0.2%	down 22.2 ppts	(0.5)%	8.6%	down 9.1 ppts
Tax rate	71.6%	(119.8)%	up 191.4 ppts	13.0%	13.0%	—
Net income (loss) attributable to Intel ($B)	$(18.8)	$1.7	n/m*	$(0.6)	$4.4	down 113%
Earnings (loss) per share attributable to Intel—diluted	$(4.38)	$0.40	n/m*	$(0.13)	$1.05	down 112%
For the full year, the company generated $8.3 billion in cash from operations and paid dividends of $1.6 billion.
* Not meaningful
Business Unit Summary
In October 2022, Intel announced an internal foundry operating model, which took effect in the first quarter of 2024 and created a foundry relationship between its Intel Products business (collectively CCG, DCAI and NEX) and its Intel Foundry business (including Foundry Technology Development, Foundry Manufacturing and Supply Chain, and Foundry Services, formerly IFS). The foundry operating model is designed to reshape operational dynamics and drive greater transparency, accountability, and focus on costs and efficiency. In furtherance of Intel's internal foundry operating model, Intel announced in the third quarter of 2024 its intent to establish Intel Foundry as an independent subsidiary. The company also previously announced its intent to operate Altera® as a standalone business. Altera was previously included in DCAI's segment results and, beginning in the first quarter of 2024, is included in "all other." As a result of these changes, the company modified its segment reporting in the first quarter of 2024 to align to this new operating model. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally receives information and manages and monitors its operating segment performance starting in fiscal year 2024. There are no changes to Intel’s consolidated financial statements for any prior periods.

Business Unit Revenue and Trends	Q4 2024	vs. Q4 2023		2024	vs. 2023
Intel Products:
Client Computing Group (CCG)	$8.0 billion	down	9%	$30.3 billion	up	4%
Data Center and AI (DCAI)	$3.4 billion	down	3%	$12.8 billion	up	1%
Network and Edge (NEX)	$1.6 billion	up	10%	$5.8 billion	up	1%
Total Intel Products revenue	$13.0 billion	down	6%	$48.9 billion	up	3%
Intel Foundry	$4.5 billion	down	13%	$17.5 billion	down	7%
All other	$1.0 billion	down	20%	$3.8 billion	down	32%
Intersegment eliminations	$(4.3) billion			$(17.2) billion
Total net revenue	$14.3 billion	down	7%	$53.1 billion	down	2%

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Intel Products Highlights
▪CCG: Intel continues to lead the AI PC category. The company is on track to ship more than 100 million AI PCs by the end of 2025, and is working with more than 200 ISVs across more than 400 features to optimize their software on Intel silicon. At CES, Intel introduced the Intel® Core™ Ultra 200V series mobile processors with Intel vPro®, empowering businesses with AI-driven productivity and enhanced IT management. The company also unveiled the Intel® Core™ Ultra 200H and HX series mobile processors, delivering industry-leading performance, efficiency and platform capabilities, alongside a landmark reduction in power usage. Intel expects to further strengthen its client roadmap with the launch of Panther Lake, its lead product on the Intel 18A process technology, in the second half of 2025.
▪DCAI: Intel collaborated with Dell Technologies on the Dell PowerEdge XE7740 server, which uses dual Intel® Xeon® 6 with Performance-cores and up to eight double-wide accelerators, including Intel® Gaudi® 3 AI accelerators. Intel also showcased its MRDIMMs memory technology, the fastest memory system ever created, in Intel® Xeon® 6 data center processors, achieving a significant increase in bandwidth that would normally take multiple generations to reach.
▪NEX: At CES, Intel launched a new line of Intel® Core™ Ultra processors for edge computing, prioritizing scalability and performance across various AI applications.
▪Intel and AMD are seeing strong engagement from the x86 Ecosystem Advisory Group. Following the group’s inaugural meeting this month at Intel's headquarters, Intel and AMD initiated work to drive key architectural features that enable compatibility across platforms, simplify software development and support needs of developers.

Intel Foundry Highlights
▪In December, Intel Foundry achieved full tape-out of an Intel 16-based design for an external customer, with plans for volume manufacturing later this year at Intel Ireland, the company's lead European wafer fabrication center.
▪Process tool installation is underway in Fab 52 in Arizona in support of ramping Intel 18A production this year.
▪Intel signed a definitive agreement with the U.S. Department of Commerce awarding the company up to $7.86 billion in direct funding under the U.S. CHIPS and Science Act. Intel achieved initial milestones, receiving $1.1 billion in the fourth quarter of 2024 and $1.1 billion in January 2025. The CHIPs agreement supports Intel’s essential role in advancing domestic leading-edge semiconductor R&D and manufacturing that are critical to economic and national security.
▪At IEDM 2024, Intel Foundry’s Technology Research team demonstrated industry-first advancements in transistor and advanced packaging technologies that help meet future demands for AI.
Intel Foundry Direct Connect Event
On April 29, 2025, Intel Foundry will host its annual flagship event, Intel Foundry Direct Connect, in San Jose, California. The event will feature talks from Intel leaders, customers, industry technologists and ecosystem partners as they share details of Intel Foundry's strategy, process technology, and advanced packaging and test capabilities. The event will also include an ecosystem exhibition and networking opportunities. For information about the event, please visit https://www.intel.com/content/www/us/en/events/foundry-direct-connect.html.

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Business Outlook
Intel's guidance for the first quarter of 2025 includes both GAAP and non-GAAP estimates as follows:

Q1 2025	GAAP	Non-GAAP
Revenue	$11.7-12.7 billion
Gross Margin	33.8%	36.0%
Tax Rate	(32)%	12%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$(0.27)	$0.00

Reconciliations between GAAP and non-GAAP financial measures are included below. Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlooks are based on the mid-point of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PST today to discuss the results for its fourth quarter of 2024. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
▪our business plans, strategy and leadership and anticipated benefits therefrom, including with respect to our foundry strategy, Smart Capital strategy, partnerships with Apollo and Brookfield, AI strategy, organizational structure, and management, including our search for a new CEO;
▪projections of our future financial performance, including future revenue, gross margins, capital expenditures, profitability, and cash flows;
▪future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, and credit ratings expectations;
▪future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process competitiveness;
▪projected manufacturing capacities, volumes, costs, and yield trends;
▪internal and external manufacturing plans, including manufacturing expansion projects and the financing therefor;
▪supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
▪plans and goals related to Intel's foundry business, including with respect to anticipated governance, customers, future manufacturing capacity, and service, technology, and IP offerings;
▪expected timing and impact of acquisitions, divestitures, and other significant transactions, including the sale of our NAND memory business;
▪expected timing, completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
▪future social and environmental performance goals, measures, strategies, and results;
▪our anticipated growth, future market share, and trends in our businesses and operations;
▪projected growth and trends in markets relevant to our businesses;

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▪expectations regarding CHIPS Act funding and other governmental awards or potential future governmental incentives;
▪future technology trends and developments, such as AI;
▪future macro environmental and economic conditions;
▪geopolitical tensions and conflicts and their potential impact on our business;
▪tax- and accounting-related expectations;
▪expectations regarding our relationships with certain sanctioned parties; and
▪other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
▪the high level of competition and rapid technological change in our industry;
▪the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
▪the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
▪implementing new business strategies and investing in new businesses and technologies;
▪our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
▪changes in demand for our products and the margins we are able to make on them;
▪macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, tensions and conflict affecting Israel and the Middle East, rising tensions between mainland China and Taiwan, and the impacts of Russia's war on Ukraine;
▪the evolving market for products with AI capabilities;
▪our complex global supply chain, including from disruptions, delays, trade tensions and conflicts, or shortages;
▪product defects, errata, and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
▪potential security vulnerabilities in our products;
▪increasing and evolving cybersecurity threats and privacy risks;
▪IP risks, including related litigation and regulatory proceedings;
▪the ongoing need to attract, retain, and motivate key talent, including engineering and management talent, as we have undertaken multiple significant headcount reductions and had significant management changes in the last few years, including our CEO;
▪strategic transactions and investments;
▪sales-related risks, including customer concentration and the use of distributors and other third parties;
▪our debt obligations and our ability to access sources of capital;
▪our having ceased to return capital to stockholders;
▪complex and evolving laws and regulations across many jurisdictions;
▪fluctuations in currency exchange rates;
▪changes in our effective tax rate;
▪catastrophic events;
▪environmental, health, safety, and product regulations;
▪our initiatives and new legal requirements with respect to corporate responsibility matters; and
▪other risks and uncertainties described in this release, our 2024 Form 10-K, and our other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

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Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Statements of Income and Other Information

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Dec 28, 2024	Dec 30, 2023	Dec 28, 2024	Dec 30, 2023
Net revenue	$14,260	$15,406	$53,101	$54,228
Cost of sales	8,676	8,359	35,756	32,517
Gross margin	5,584	7,047	17,345	21,711
Research and development	3,876	3,987	16,546	16,046
Marketing, general, and administrative	1,239	1,617	5,507	5,634
Restructuring and other charges	57	(1,142)	6,970	(62)
Operating expenses	5,172	4,462	29,023	21,618
Operating income (loss)	412	2,585	(11,678)	93
Gains (losses) on equity investments, net	316	86	242	40
Interest and other, net	(129)	117	226	629
Income (loss) before taxes	599	2,788	(11,210)	762
Provision for (benefit from) taxes	752	128	8,023	(913)
Net income (loss)	(153)	2,660	(19,233)	1,675
Less: net income (loss) attributable to non-controlling interests	(27)	(9)	(477)	(14)
Net income (loss) attributable to Intel	$(126)	$2,669	$(18,756)	$1,689
Earnings (loss) per share attributable to Intel—basic	$(0.03)	$0.63	$(4.38)	$0.40
Earnings (loss) per share attributable to Intel—diluted	$(0.03)	$0.63	$(4.38)	$0.40

Weighted average shares of common stock outstanding:
Basic	4,319	4,222	4,280	4,190
Diluted	4,319	4,260	4,280	4,212

	Three Months Ended
(In Millions; Unaudited)	Dec 28, 2024	Dec 30, 2023
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,319	4,222
Dilutive effect of employee equity incentive plans	—	38
Weighted average shares of common stock outstanding—diluted	4,319	4,260

Other information:
(In Thousands; Unaudited)	Dec 28, 2024	Sep 28, 2024	Dec 30, 2023
Employees
Intel	99.5	115.0	116.2
Mobileye and other subsidiaries	5.4	5.4	5.0
NAND[1]	4.0	3.7	3.6
Total Intel	108.9	124.1	124.8

[1] Employees of the NAND memory business, which we divested to SK hynix on completion of the first closing on Dec. 29, 2021, and fully deconsolidated in Q1 2022. Upon completion of the second closing of the divestiture, which remains pending and subject to closing conditions, the NAND employees will be excluded from the total Intel employee number.

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Intel Corporation
Consolidated Balance Sheets

(In Millions, Except Par Value; Unaudited)	Dec 28, 2024	Dec 30, 2023
Assets
Current assets:
Cash and cash equivalents	$8,249	$7,079
Short-term investments	13,813	17,955
Accounts receivable, net	3,478	3,402
Inventories
Raw materials	1,344	1,166
Work in process	7,432	6,203
Finished goods	3,422	3,758
	12,198	11,127
Other current assets	9,586	3,706
Total current assets	47,324	43,269

Property, plant, and equipment, net	107,919	96,647
Equity investments	5,383	5,829
Goodwill	24,693	27,591
Identified intangible assets, net	3,691	4,589
Other long-term assets	7,475	13,647
Total assets	$196,485	$191,572

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	12,556	8,578
Accrued compensation and benefits	3,343	3,655
Short-term debt	3,729	2,288
Income taxes payable	1,756	1,107
Other accrued liabilities	14,282	12,425
Total current liabilities	35,666	28,053

Debt	46,282	46,978
Other long-term liabilities	9,505	6,576
Stockholders' equity:
Common stock, $0.001 par value, 10,000 shares authorized; 4,330 shares issued and outstanding (4,228 issued and outstanding in 2023) and capital in excess of par value	50,949	36,649
Accumulated other comprehensive income (loss)	(711)	(215)
Retained earnings	49,032	69,156
Total Intel stockholders' equity	99,270	105,590
Non-controlling interests	5,762	4,375
Total stockholders' equity	105,032	109,965
Total liabilities and stockholders' equity	$196,485	$191,572

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Intel Corporation
Consolidated Statements of Cash Flows

	Twelve Months Ended
(In Millions; Unaudited)	Dec 28, 2024	Dec 30, 2023

Cash and cash equivalents, beginning of period	$7,079	$11,144
Cash flows provided by (used for) operating activities:
Net income (loss)	(19,233)	1,675
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,951	7,847
Share-based compensation	3,410	3,229
Restructuring and other charges	3,491	(424)
Amortization of intangibles	1,428	1,755
(Gains) losses on equity investments, net	(246)	(42)
Deferred taxes	6,132	(2,033)
Impairments and net (gain) loss on retirement of property, plant, and equipment	2,252	33
Changes in assets and liabilities:
Accounts receivable	(75)	731
Inventories	(1,105)	2,097
Accounts payable	634	(801)
Accrued compensation and benefits	(218)	(614)
Income taxes	(356)	(1,498)
Other assets and liabilities	2,223	(484)
Total adjustments	27,521	9,796
Net cash provided by (used for) operating activities	8,288	11,471
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(23,944)	(25,750)
Proceeds from capital-related government incentives	1,936	1,011
Acquisitions, net of cash acquired	(82)	(13)
Purchases of short-term investments	(37,940)	(44,414)
Maturities and sales of short-term investments	41,463	44,077
Sales of equity investments	1,047	472
Other investing	(736)	576
Net cash provided by (used for) investing activities	(18,256)	(24,041)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	7,349	—
Repayment of commercial paper	(7,349)	(3,944)
Partner contributions	12,714	1,511
Proceeds from sales of subsidiary shares	—	2,959
Additions to property, plant, and equipment	(1,178)	—
Issuance of long-term debt, net of issuance costs	2,975	11,391
Repayment of debt	(2,288)	(423)
Proceeds from sales of common stock through employee equity incentive plans	987	1,042
Restricted stock unit withholdings	(631)	(534)
Payment of dividends to stockholders	(1,599)	(3,088)
Other financing	158	(409)
Net cash provided by (used for) financing activities	11,138	8,505
Net increase (decrease) in cash and cash equivalents	1,170	(4,065)
Cash and cash equivalents, end of period	$8,249	$7,079

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended		Twelve Months Ended
(In Millions; Unaudited)	Dec 28, 2024	Dec 30, 2023	Dec 28, 2024	Dec 30, 2023
Operating segment revenue:
Intel Products:
Client Computing Group	$8,017	$8,844	$30,290	$29,258
Data Center and AI	3,387	3,503	12,817	12,635
Network and Edge	1,623	1,471	5,842	5,774
Total Intel Products revenue	13,027	13,818	48,949	47,667

Intel Foundry	4,502	5,175	17,543	18,910
All other[1]	1,042	1,297	3,824	5,608
Intersegment eliminations	(4,311)	(4,884)	(17,215)	(17,957)
Total net revenue	$14,260	$15,406	$53,101	$54,228

Segment operating income (loss):
Intel Products:
Client Computing Group	$3,056	$3,567	$10,920	$9,513
Data Center and AI	233	738	1,338	1,620
Network and Edge	340	109	931	204
Total Intel Products operating income (loss)	3,629	4,414	13,189	11,337

Intel Foundry	(2,260)	(1,319)	(13,408)	(6,955)
All Other[1]	118	142	(84)	1,079
Intersegment eliminations	(281)	(251)	(157)	(203)
Corporate unallocated	(794)	(401)	(11,218)	(5,165)
Total operating income (loss)	$412	$2,585	$(11,678)	$93

[1] The 'All Other' category includes results from non-reportable segments, including Altera, Mobileye, start-ups supporting our initiatives, and historical results from divested businesses.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document references non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related effects to income taxes and net income (loss) attributable to non-controlling interests effects. Income tax effects are calculated using a fixed long-term projected tax rate. For 2024 and 2023, we determined the projected non-GAAP tax rate to be 13%. For 2025, we determined the projected non-GAAP tax rate to be 12%. We project this long-term non-GAAP tax rate on at least an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Non-GAAP adjustments attributable to non-controlling interests are calculated by adjusting for the minority stockholder portion of non-GAAP adjustments we make for relevant acquisition-related costs, share-based compensation, restructuring and other charges, and income tax effects, as applicable to each majority-owned subsidiary.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges	Restructuring charges are costs associated with a restructuring plan and are primarily related to employee severance and benefit arrangements. 2024 mainly includes charges associated with the 2024 Restructuring Plan, primarily composed of cash-based employee severance and benefit arrangements, and cash and non-cash charges related to real estate exits and consolidations, as well as non-cash construction-in-progress asset impairments resulting from business exit activities. Other charges include periodic goodwill and asset impairments, and other costs associated with certain non-core activities. 2024 includes non-cash charges resulting from the impairment of goodwill and certain acquired intangible assets. 2023 includes a benefit as a result of developments in the VLSI litigation and two legal related fees, which we do not expect to recur, relating to an annulled EC-imposed fine and a termination fee relating to Tower. 2023 also includes costs associated with a formal restructuring plan approved in 2022 and are primarily related to employee severance and benefit arrangements.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the gains (losses) from the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestiture	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business in 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Interest received related to an annulled European Commission (EC) fine	Interest received in 2024 related to an annulled EC-imposed fine that was paid in 2009 and refunded to us in 2022.	We exclude this non-operating and non-recurring interest income for purposes of calculating certain non-GAAP measures because this adjustment facilitates comparison to past results and provides a useful evaluation of our current performance.
Deferred tax assets valuation allowances	A non-cash charge recorded to provision for (benefit from) income taxes related to a discreet valuation allowance recorded against our US deferred tax assets.	We excluded a discrete non-cash charge in 2024 related to a valuation allowance established against our US deferred tax assets due to a historical cumulative loss for GAAP purposes. We excluded the discreet valuation allowance when calculating certain non-GAAP measures, as there is no such historical cumulative loss on a non-GAAP basis. Because of the size of the charge, the adjustment facilitates a useful evaluation of our core operating performance and comparisons to our past operating results.

Intel/Page 13

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Adjusted free cash flow
We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net partner contributions, and (2) payments on finance leases.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.
Net capital spending
We reference a non-GAAP financial measure of net capital spending, which is additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net partner contributions.

We believe this measure provides investors with useful supplemental information about our capital investment activities and capital offsets, and allows for greater transparency with respect to a key metric used by management in operating our business and measuring our performance.

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Dec 28, 2024	Dec 30, 2023	Dec 28, 2024	Dec 30, 2023
GAAP gross margin	$5,584	$7,047	$17,345	$21,711
Acquisition-related adjustments	207	300	879	1,235
Share-based compensation	210	172	875	705
Non-GAAP gross margin	$6,001	$7,519	$19,099	$23,651
GAAP gross margin percentage	39.2%	45.7%	32.7%	40.0%
Acquisition-related adjustments	1.5%	1.9%	1.7%	2.3%
Share-based compensation	1.5%	1.1%	1.6%	1.3%
Non-GAAP gross margin percentage	42.1%	48.8%	36.0%	43.6%
GAAP R&D and MG&A	$5,115	$5,604	$22,053	$21,680
Acquisition-related adjustments	(41)	(42)	(165)	(172)
Share-based compensation	(441)	(623)	(2,535)	(2,524)
Non-GAAP R&D and MG&A	$4,633	$4,939	$19,353	$18,984
GAAP operating income (loss)	$412	$2,585	$(11,678)	$93
Acquisition-related adjustments	248	342	1,044	1,407
Share-based compensation	651	795	3,410	3,229
Restructuring and other charges	57	(1,142)	6,970	(62)
Non-GAAP operating income (loss)	$1,368	$2,580	$(254)	$4,667
GAAP operating margin (loss)	2.9%	16.8%	(22.0)%	0.2%
Acquisition-related adjustments	1.7%	2.2%	2.0%	2.6%
Share-based compensation	4.6%	5.2%	6.4%	6.0%
Restructuring and other charges	0.4%	(7.4)%	13.1%	(0.1)%
Non-GAAP operating margin	9.6%	16.7%	(0.5)%	8.6%
GAAP tax rate	125.5%	4.6%	71.6%	(119.8)%
Deferred tax assets valuation allowance	—%	—%	(71.6)%	—%
Income tax effects	(112.5)%	8.4%	13.0%	132.8%
Non-GAAP tax rate	13.0%	13.0%	13.0%	13.0%
GAAP net income (loss) attributable to Intel	$(126)	$2,669	$(18,756)	$1,689
Acquisition-related adjustments	248	342	1,044	1,407
Share-based compensation	651	795	3,410	3,229
Restructuring and other charges	57	(1,142)	6,970	(62)
(Gains) losses on equity investments, net	(316)	(86)	(242)	(40)
(Gains) losses from divestiture	(39)	(39)	(156)	(153)
Interest received related to an annulled EC fine	(560)	—	(560)	—
Adjustments attributable to non-controlling interest	(16)	(18)	(396)	(66)
Deferred tax assets valuation allowances	—	—	9,925	—
Income tax effects	669	(218)	(1,805)	(1,581)
Non-GAAP net income (loss) attributable to Intel	$568	$2,303	$(566)	$4,423

Intel/Page 15

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts)	Dec 28, 2024	Dec 30, 2023	Dec 28, 2024	Dec 30, 2023
GAAP earnings (loss) per share attributable to Intel—diluted	$(0.03)	$0.63	$(4.38)	$0.40
Acquisition-related adjustments	0.06	0.08	0.24	0.33
Share-based compensation	0.15	0.18	0.80	0.77
Restructuring and other charges	0.01	(0.27)	1.63	(0.01)
(Gains) losses on equity investments, net	(0.07)	(0.02)	(0.06)	(0.01)
(Gains) losses from divestiture	(0.01)	(0.01)	(0.04)	(0.04)
Interest received related to an annulled EC fine	(0.13)	—	(0.13)	—
Adjustments attributable to non-controlling interest	—	—	(0.09)	(0.02)
Deferred tax assets valuation allowance	—	—	2.32	—
Income tax effects	0.15	(0.05)	(0.42)	(0.37)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.13	$0.54	$(0.13)	$1.05

GAAP net cash provided by (used for) operating activities	$3,165	$4,624	$8,288	$11,471
Net purchase of property, plant, and equipment	(4,667)	(5,929)	(10,515)	(23,228)
Payments on finance leases	(1)	—	(1)	(96)
Adjusted free cash flow	$(1,503)	$(1,305)	$(2,228)	$(11,853)
GAAP net cash provided by (used for) investing activities	$(3,764)	$(5,318)	$(18,256)	$(24,041)
GAAP net cash provided by (used for) financing activities	$63	$152	$11,138	$8,505

Intel/Page 16
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Q1 2025 Outlook[1]
Approximately
GAAP gross margin percentage	33.8%
Acquisition-related adjustments	0.9%
Share-based compensation	1.3%
Non-GAAP gross margin percentage	36.0%

GAAP tax rate	(32)%
Income tax effects	44%
Non-GAAP tax rate	12%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.27)
Acquisition-related adjustments	0.04
Share-based compensation	0.16
Restructuring and other charges	0.02
(Gains) losses from divestiture	(0.01)
Adjustments attributable to non-controlling interest	(0.01)
Income tax effects	0.07
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.00

1 Non-GAAP gross margin percentage and non-GAAP earnings (loss) per share attributable to Intel outlook based on the mid-point of the revenue range.

Intel/Page 17
Intel Corporation
Supplemental Reconciliations of Other GAAP to Non-GAAP Forward-Looking Estimates
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(In Billions)	Full-Year 2025
Approximately

GAAP additions to property, plant and equipment (gross capital expenditures)	$20.0
Proceeds from capital-related government incentives	(4.0 - 6.0)
Partner contributions, net	(4.0 - 5.0)
Non-GAAP net capital spending	$8.0 - $11.0

GAAP R&D and MG&A	$20.0
Acquisition-related adjustments	(0.1)
Share-based compensation	(2.4)
Non-GAAP R&D and MG&A	$17.5

Contacts:

Kylie Altman
Investor Relations
1-916-356-0320
kylie.altman@intel.com

Sophie Won Metzger
Media Relations
1-408-653-0475
sophie.won@intel.com